Exhibit 99.3

October 14, 2009

The Board of Directors,

BJB Career Education Company, Limited

3/F, Beida Jade Bird Building, 3/F

No. 207 Chenfu Road, Haidian District

Beijing, China 100871

Dear Sirs or Madams,

CONSENT OF INDEPENDENT APPRAISER

We hereby consent to the references to our name, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to our appraisal reports (the “Reports”) addressed to the board of BJB Career Education Company, Limited (the “Company”) in the Company’s Registration Statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement and classification as an expert under Section 11 (a) (4) of the Securities Act of 1933, as amended.

The Reports cover valuations of (i) the ordinary shares of Prosperity Holdings Limited (“Prosperity”) as of December 16, 2006, (ii) 50% equity interest of Beijing Aptech Beida Jade Bird Information Technology Co. Ltd. (“BJB-Aptech”) as of December 1, 2006 and December 16, 2006, (iii) the fixed assets and intangible assets of Beijing Jade Bird Educational Information Technology Co. Ltd. (“BJB”) as of December 1, 2006, (iv) the fixed assets and intangible assets of BJB-Aptech as of December 1, 2006, (v) the equity interest, fixed assets, intangible assets and deferred revenue of BJB-Aptech as of April 30, 2009, (vi) the Company’s share options and underlying ordinary shares as of December 16, 2006, March 2, 2007, July 2, 2007, September 2, 2007, December 31, 2007, January 1, 2008, July 1, 2008 and December 31, 2008, (vii) the equity interest of the Company as of April 30, 2009.

In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data provided to us by the Company and its representatives. We did not audit or independently verify such financial statements or other data and take no responsibility for the accuracy of such information. Our valuation reports were used as part of the Company’s analysis and due diligence in reaching its value determination as stated in this registration.

Yours faithfully,

/s/ AMERICAN APPRAISAL CHINA LIMITED

AMERICAN APPRAISAL CHINA LIMITED

Valuation / Transaction Consulting / Real Estate Advisory / Fixed Asset Management